EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 033-01121 on Form N-1A of our reports dated May 22, 2020, relating to the financial statements and financial highlights of the Funds listed on the attached Schedule A, certain of the funds constituting Eaton Vance Investment Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended March 31, 2020, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Other Service Providers” in the Statements of Additional Information, which are part of such Registration Statements.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

July 27, 2020

Schedule A

Eaton Vance Investment Trust

Report Date	Fund Name

May 22, 2020	Eaton Vance Floating-Rate Municipal Income Fund
May 22, 2020	Eaton Vance National Limited Maturity Municipal Income Fund
May 22, 2020	Eaton Vance New York Municipal Opportunities Fund
May 22, 2020	Eaton Vance Short Duration Municipal Opportunities Fund